UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   May 24, 2012

INSMED INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

0-30739	54-1972729
(Commission File Number)	(IRS Employer Identification No.)

9 Deer Park Drive, Monmouth Junction, New Jersey	08852
(Address of Principal Executive Offices)	(Zip Code)

(732) 997-4600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)           On May 24, 2012, Insmed Incorporated (the “ Company ”) held its 2012 annual meeting of shareholders (the “ Annual Meeting ”).  A total of 24,874,852 shares of the Company’s common stock were entitled to vote as of March 30, 2012, the record date for the Annual Meeting. There were 19,513,277 shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on two proposals. Set forth below are the matters acted upon by the shareholders, and the final voting results of each such proposal.

(b)

Proposal No. 1 Election of Directors (Class III)

On the proposal to elect two Class III directors to serve until the 2015 annual meeting of shareholders, the Company’s shareholders cast votes as follows:

Director Name	Votes For	Withheld	Broker Non-Votes
Dr. Melvin Sharoky	10,611,348	1,622,299	7,279,630
Dr. Randall W. Whitcomb	10,779,682	1,453,965	7,279,630

Based on the votes set forth above, the nominee set forth above was duly elected as a director to serve until the 2015 annual meeting of shareholders.

Proposal No. 2 Ratification of Independent Public Accountants

On the proposal to ratify the selection of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2012, the Company’s shareholders cast votes as follows:

Votes For	Votes Against	Abstain
18,194,972	1,275,406	42,899

Based on the votes set forth above, the selection of Ernst & Young LLP as the Company’s auditors to serve for the year ending December 31, 2012 was duly ratified by the shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insmed Incorporated

Date: May 25, 2012

By:	/s/ Kevin P. Tully C.G.A.
Name:	Kevin P. Tully C.G.A.
Title:	Executive Vice President & Chief Financial Officer